Exhibit (h)(3)

Execution Copy

MASTER FEEDER PARTICIPATION AGREEMENT

BETWEEN

AARP FUNDS

AND

STATE STREET MASTER FUNDS

DATED AS OF

JUNE 30, 2006

AGREEMENT

THIS AGREEMENT is made and entered into as of the 30th day of June, 2006, by and between AARP Funds (the “Feeder Trust”), on behalf of the AARP Money Market Fund (the “Feeder Fund”), and State Street Master Funds (the “Master Trust”), on behalf of the State Street Money Market Portfolio (the “Master Portfolio”).

WITNESSETH

WHEREAS, the Feeder Fund and the Master Portfolio are each series of open-end management investment companies and the Feeder Fund and the Master Portfolio have substantially similar investment objectives and investment policies;

WHEREAS, the Feeder Trust desires to invest all or substantially all of the investable assets of the Feeder Fund in the Master Portfolio (the “Investment”) in exchange for a beneficial interest in the Master Portfolio (the “Interest” or “Interests”) on the terms and conditions set forth in this Agreement;  and

WHEREAS, the Master Trust desires to accept the investment on behalf of the Master Portfolio and to issue the Interest as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I
THE INVESTMENT

1.1                                 The Feeder Fund will invest all or substantially all of its investable assets in the Master Portfolio and, in exchange therefor, the Master Portfolio agrees to issue to the Feeder Fund an Interest  equal in value to the net value of the assets of the Feeder Fund conveyed to the Master Portfolio (the “Account”).  The Feeder Fund may add to or reduce its Investment in the Master Portfolio in the manner described with respect to the Master Portfolio in the Master Trust’s registration statement on Form N-1A, as it may be amended from time to time (the “Master Portfolio’s N-1A”).  The Feeder Fund’s aggregate

Interest in the Master Portfolio would then be recomputed in accordance with the method described in the Master Portfolio’s N-1A.

1.2                                 On each date of Investment, the Feeder Fund shall authorize the Feeder Fund’s custodian to deliver all of the assets held by such custodian to be invested in the Master Portfolio to the Master Portfolio’s custodian.  The Master Portfolio’s custodian shall acknowledge its acceptance of the assets. and the Master Trust shall deliver to the Feeder Trust reasonable evidence of the Feeder Fund’s ownership of the Account.  In addition, each party shall deliver to the other such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

II
REPRESENTATIONS AND WARRANTIES

2.1                                 The Feeder Trust on behalf of the Feeder Fund represents and warrants to the Master Trust and the Master Portfolio (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

(a)                                  The Feeder Fund is a duly authorized and established series of the Feeder Trust, a trust duly organized and validly existing under the laws of the State of Delaware, and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)                                 The execution and delivery of this Agreement by the Feeder Trust, on behalf of the Feeder Fund, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Feeder Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Feeder Trust, the performance by the Feeder Trust and the Feeder Fund of their obligations hereunder and the consummation by the Feeder Fund of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Feeder Trust and constitutes a legal, valid and binding obligation of the Feeder Trust, with respect to the Feeder Fund, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)                                  The Feeder Trust and Feeder Fund are not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

(d)                                 The fiscal year end for the Feeder Fund is June 30.

(e)                                  The Feeder Trust has duly filed all forms, reports, proxy statements and other documents required to be filed under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”) or the Investment Company Act of 1940, as amended (the “1940 Act” and, together with the 1933 Act and the 1934 Act, the “Securities Laws”) in connection with the registration of the Feeder Fund’s shares, any meetings of its shareholders and the registration of the Feeder Trust as an investment company (collectively, the “Feeder Fund SEC Filings”).  The Feeder Fund SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, and did not at the time of their filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                    The Feeder Fund is a duly established series of the Feeder Trust, which has duly registered as an open-end management investment company under the 1940 Act.  The Feeder Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.  The Feeder Fund is and will at all times when it owns or purchases Interests in the Master Portfolio be a series of the Feeder Trust, which is and will be registered as an open-end investment company under the 1940 Act.

(g)                                 The Feeder Trust understands and agrees that the Interests in the Master Portfolio have not been registered and will not be registered under the 1933 Act or any state securities law, and that the Interests offered and the offering of the Interests have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization.

(h)                                 The Feeder Trust acknowledges that it has received copies of the Master Portfolio’s N-1A, including the offering memorandum of the Master Portfolio (the “Memorandum”).  The Feeder Fund has read, understands, and is fully familiar with the Memorandum and has received adequate information concerning all matters that the Feeder Fund considers material to a decision to purchase the Interests.

(i)                                     The Interests subscribed for will be acquired solely by and for the account of the Feeder Fund, solely for investment, and are not being purchased for resale or distribution.  The Feeder Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests.  The Feeder Fund acknowledges and agrees that the Interests are non-transferable.

(j)                                     The Feeder Trust has relied solely upon the Memorandum, the advice of its tax or other advisers, written information provided by the Master Trust and its investment adviser (the “Adviser”) to the Board of Trustees of the Feeder Trust and independent investigations made by the Feeder Fund in purchasing the Interests.  No representations or agreements other than those set forth in the Memorandum and in this Agreement have been made to the Feeder Fund by the Master Portfolio.

(k)                                  The Feeder Trust agrees to notify the Master Trust promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Master Trust may reasonably request.

(l)                                   The Feeder Trust acknowledges that (i) it is a “financial institution” as defined in the Bank Secrecy Act (the “BSA”) and/or (ii) it relies on service providers that are “financial institutions” to perform functions of handling customer applications, creating shareholder accounts, receiving funds, processing transactions for customer accounts, and withdrawing and distributing funds from customer accounts.  The Feeder Trust also acknowledges that it, and/or its service providers on its behalf, are required to comply with applicable provisions of the BSA, as amended by the USA PATRIOT Act of 2001 and implemented by regulation (the “AML Laws”).

2.2                                 The Master Trust on behalf of the Master Portfolio represents and warrants to the Feeder Trust and the Feeder Fund (which representations and warranties shall be deemed made at and as of this date and at all times when this Agreement is in effect) that:

(a)                                  The Master Portfolio is a duly authorized and established series of the Master Trust, a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, which has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

(b)                                 The execution and delivery of this Agreement by the Master Trust, on behalf of the Master Portfolio, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Master Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Master Trust, on behalf of the Master Portfolio, the performance by the Master Trust and the Master Portfolio of their obligations hereunder and the consummation by the Master Portfolio of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Master Trust, on behalf of the Master Portfolio, and constitutes a legal, valid and binding obligation of the Master Trust, with respect to the Master Portfolio, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally.

(c)                                  The issuance by the Master Portfolio of the Interests in exchange for the Investment by the Feeder Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Master Trust.  When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable by the Master Portfolio.

(d)                                 The Master Trust and Master Portfolio are not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

(e)                                  The fiscal year end of the Master Portfolio is December 31.

(f)                                    The Master Trust has duly filed all forms, reports, proxy statements and other documents required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and the registration of the Master Trust as an investment company (collectively, the “Master Portfolio SEC Filings”).  The Master Portfolio SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                 The Master Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

(h)                                 The Master Portfolio uses its best efforts to operate so that it is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

(i)                                     The Master Portfolio uses its best efforts to conduct its operations as a money market fund for purposes of Rule 2a-7 under the 1940 Act and has adopted and implemented policies and procedures that are reasonably designed to ensure compliance by the Master Portfolio with Rule 2a-7.

(j)                                     The Master Trust uses its best efforts to conduct the offer and sale of Interests so that it may rely on the private placement exemptions from registration and/or qualification, as appropriate, provided by Section 4(2) of the 1933 Act and applicable state securities laws.

(k)                                  The Master Trust has received a contractual commitment from the Adviser whereby the Adviser has agreed to waive fees and/or reimburse expenses of the Master Portfolio such that the ordinary operating expenses of the Master Portfolio shall not exceed 0.10% per annum of the Master Portfolio’s average daily net assets until November 1, 2007, as set forth in Exhibit A.  The Feeder Fund acknowledges that such contractual commitment may be modified or eliminated at any time upon approval by the Master Trust’s Board of Trustees.

III
COVENANTS AND INDEMNIFICATION

3.1                                 The Feeder Trust covenants on behalf of the Feeder Fund that:

(a)                                  The Feeder Fund will own no investment security (as that term is interpreted for purposes of Section 12(d)(1)(E) of the 1940 Act) other than its Account in the Master Portfolio for all periods during which this Agreement is in effect.

(b)                                 If requested to vote on matters pertaining to the Master Portfolio, the Feeder Fund will comply with the voting provisions of Section 12(d)(1)(E)(iii) of the 1940 Act in that it will either seek instructions from its security holders with regard to the voting of all proxies with respect to such security and vote such proxies in accordance with such instructions or vote its Interest in the same proportion as the vote of all other holders of Interests.  If the Feeder Trust elects to hold a meeting of Feeder Fund shareholders, it will do so in accordance with a timetable reasonably established by the Master Portfolio.  If and to the extent that:  (i) the Master Trust submits a matter to the vote of holders of the Master Portfolio’s Interests; (ii) the Feeder Trust determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its interests; and (iii) the Master Trust agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invests substantially all of its investable assets in the Master Portfolio, then the Master Trust shall assume the costs associated with soliciting proxies from the shareholders of the Feeder Fund.

(c)                                  The Feeder Trust will furnish the Master Trust, at least ten (10) business days prior to filing or first use, as the case may be, with drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Feeder Fund, unless it is not reasonably practical to do so given an immediate and legally required need to supplement its registration statement on Form N-1A (“Feeder Fund’s N-1A”), in which case such supplement will be provided to the Master Trust as soon as reasonably possible prior to filing or first use.  The Feeder Fund will furnish the Master Portfolio with any proposed advertising or sales literature prepared by the Feeder Fund or its distributor at least three (3) business days prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Feeder Fund.  The Feeder Fund agrees that it will include in all such Feeder Fund documents any disclosures that may be required by law and it will include in all such Feeder Fund documents any material comments reasonably made by the Master Portfolio and its counsel.  The Master Portfolio will, however, in no way be liable for any errors or omissions in such documents, whether or not it makes any objection thereto, except to the extent such errors or omissions result from information provided in writing by the Master Portfolio or from information accurately derived from the Master Portfolio’s N-1A that has been specifically provided to the Master Portfolio for review and comment.  The Feeder Fund will not make any other written or oral representations about the Master Portfolio other than those included in the Master Portfolio’s N-1A without the prior written consent of the Master Trust.

(d)                                 The Feeder Fund agrees to comply with the AML Laws and to provide such information and documentation evidencing compliance with the AML Laws as may be reasonably requested by the Master Portfolio from time to time, to the extent the provision of such information is permitted by the AML laws or other applicable law.

(e)                                  The Feeder Fund shall at all times have a substantially similar investment objective as and substantially similar investment policies to those of the Master Portfolio.

3.2                                 Indemnification by Feeder Fund.

(a)                                  The Feeder Fund will indemnify and hold harmless the Master Trust, Master Portfolio, the Master Portfolio’s investment adviser and their respective trustees, directors, officers and employees and each other person who controls the Master Portfolio, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “Master Portfolio Covered Person” and collectively, “Master Portfolio Covered Persons”), against any and all losses, claims, demands, damages, liabilities and expenses (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees and expenses incurred in connection therewith)(each, a “Liability” and collectively, the “Liabilities”) , joint or several, which

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any prospectus, or any amendment thereof or supplement thereto, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Feeder Fund (each, a “Feeder Fund Document”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Feeder Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any Feeder Fund Document in reliance upon and in conformity with written information furnished to the Feeder Fund by the Master Portfolio specifically for use therein (for this purpose, information of any kind contained in any Master Portfolio SEC Filings, not included therein in reliance on information provided by or on behalf of the Feeder Fund for inclusion therein, being deemed to have been so furnished to the Feeder Fund);

(ii)                                result from the failure of any representation or warranty made by the Feeder Trust on behalf of the Feeder Fund to be accurate when made or the failure of the Feeder Trust or the Feeder Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

(iii)                           arise out of any unlawful or negligent act of the Feeder Trust or the Feeder Fund or any Trustee, officer, employee or agent of the Feeder Trust or the Feeder Fund, whether such act was committed against the Feeder Trust, Feeder Fund, Master Trust, Master Portfolio or any third party;

provided, however, that in no case shall the Feeder Fund be liable with respect to any claim made against any Master Portfolio Covered Person unless the party shall have notified the Feeder Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a party.  Failure to notify the Feeder Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Paragraph.

(b)                                 The Feeder Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Feeder Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Feeder Fund and reasonably acceptable to the Master Portfolio.  In the event the Feeder Fund elects to assume the defense of any such suit and retain such counsel, each Master Portfolio Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Feeder Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Master Portfolio Covered Person and the Feeder Fund, and any such Master Portfolio Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Feeder Fund, in which case the Feeder Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel.  The Feeder Fund shall not be liable to indemnify any Master Portfolio Covered Person for any settlement of any claim effected without the Feeder Fund’s written consent, which consent shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that the Feeder Fund might otherwise have to a Master Portfolio Covered Person.

3.3                                 The Master Trust covenants on behalf of the Master Portfolio that:

(a)                                  The Master Portfolio will use its best efforts to qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify is a result of any action or omission of the Feeder Fund.

(b)                                 The Master Trust will notify the Feeder Trust, as soon as reasonably practicable, of the discovery of any material failure to comply with the terms of Rule 2a-7 under the 1940 Act or of any decision to cease to be a money market fund for purposes of Rule 2a-7.

(c)                                  Conditional upon the Feeder Fund complying with the terms of this Agreement, and except as otherwise may be limited by the terms of this Agreement, the Master Trust shall permit the Feeder Fund to make additional Investments in the Master Portfolio on each business day on which shares of the Feeder Fund are sold to the public, provided, however, that the Master Trust may refuse to permit the Feeder Fund to make additional Investments in the Master Portfolio on any day on which (i) the Master Portfolio has refused to permit all other investors in the Master Portfolio to make additional Investments in the Master Portfolio or (ii) the Trustees of the Master Trust have reasonably determined that permitting additional investments by the Feeder Fund in the Master Portfolio would constitute a breach of their fiduciary duty to the Master Portfolio.

(d)                                 The Master Trust shall provide all required signature pages to the Feeder Trust for inclusion in any post-effective amendment to the Feeder Trust’s N-1A (the “Amendment”) that requires a signature page from the Master Trust, in such form as determined by the Master Trust, within 10 business days of the Master Trust’s receipt of a draft of the applicable Amendment in substantially final form.  The foregoing obligation shall not apply if: (i) any Trustee or Officer of the Master Trust has a reasonable, good faith belief that the Amendment contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) counsel to the Master Trust advises the Trustees or Officers of the Master Trust that such signature page from the Master Trust is not required with respect to the Amendment.

(e)                                  The Master Portfolio shall use its best efforts to operate in a manner that will not disqualify the Feeder Fund from qualifying as a regulated investment company for purposes of the Code.

3.4                                 Indemnification by the Master Portfolio.

(a)                                  The Master Portfolio will indemnify and hold harmless the Feeder Fund, the Feeder Trust, and their respective trustees, officers and employees and each other person who controls the Feeder Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a “Feeder Fund Covered Person” and collectively, “Feeder Fund Covered Persons”), against any and all Liabilities, joint or several, whether incurred directly by the Feeder Fund or through the Feeder Fund’s Investment in the Master Portfolio, which

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Master Portfolio’s N-1A or in any advertising or sales literature of the Feeder Fund to the extent resulting from information provided by the Master Trust specifically for inclusion in the Feeder Fund’s advertising or sales literature and which is accurately included by the Feeder Fund in the Feeder Fund’s advertising or sales literature, or arise out of or are based upon the omission or alleged omission to state in the Master Portfolio’s N-1A or in any advertising or sales literature of the Feeder Fund to the extent resulting from information provided by the Master Trust specifically for inclusion in the Feeder Fund’s advertising or sales literature and which is accurately included by the Feeder Fund therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Master Portfolio will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from the Master Portfolio’s N-1A in reliance upon and in conformity with written information furnished to the Master Portfolio by the Feeder Fund specifically for use therein (for this purpose, information of any kind contained in any Feeder Fund SEC Filings~~,~~ not included therein in reliance on information provided by or on behalf of the Master Portfolio for inclusion therein, being deemed to have been so furnished to the Master Portfolio);

(ii)                                  arise out of or are based upon an inaccurate calculation of the Master Portfolio’s net asset value (whether by the Master Portfolio or any party retained by the Master Portfolio for that purpose);

(iii)                           arise out of any unlawful or negligent act of the Master Trust or the Master Portfolio or any Trustee, officer, employee or agent of the Master Trust or the Master Portfolio, whether such act was committed against the Master Trust, Master Portfolio, Feeder Trust, Feeder Fund or any third party; or

(iv)                            result from the failure of any representation or warranty made by the Master Portfolio to be accurate when made or the failure of the Master Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

provided, however, that in no case shall the Master Portfolio be liable with respect to any claim made against any Feeder Fund Covered Person unless the party shall have notified the Master Portfolio in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Feeder Fund Covered Person.  Failure to notify the Master Portfolio of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this paragraph.

(b)                                 The Master Portfolio will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Master Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the Master Portfolio and reasonably acceptable to the Feeder Fund.  In the event that the Master Portfolio elects to assume the defense of any such suit and retain such counsel, each Feeder Fund Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Master Portfolio shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Feeder Fund Covered Person and the Master Portfolio, and any such Feeder Fund Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Master Portfolio, in which case the Master Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel.  The Master Portfolio shall not be liable to indemnify any Feeder Fund Covered Person for any settlement of any claim affected without the Master Portfolio’s written consent, which consent shall not be unreasonably withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability that the Master Portfolio might otherwise have to a Feeder Fund Covered Person.

3.5                                 Allocation of Losses.

(a)                                  If the indemnification provided for in Section 3.2 or Section 3.4 is for any reason unavailable to or insufficient to hold harmless a Master Portfolio Covered Person or Feeder Fund Covered Person (“Covered Person”) in respect of any losses, claims, demands, damages, liabilities, or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such any losses, claims, demands, damages, liabilities, or expenses incurred by such Covered Person in such proportion as is appropriate to reflect the relative fault of the Feeder Fund and the Master Portfolio in connection with the statements or omissions or other action or failure to act which resulted in such losses, liabilities, claims, damages, or expenses, as well as any other relevant equitable considerations.

(b)                                 In the case of any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Feeder Fund and the Master Portfolio shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement or omission or alleged omission related to information supplied by the Feeder Fund or the Master Portfolio and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)                                  The Feeder Fund and the Master Portfolio agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 3.5.  The aggregate amount of losses, claims, demands, damages, liabilities, and expenses incurred by a Covered Person and referred to above in this Section 3.5 shall be deemed to include any legal or other expenses reasonably incurred by such Covered Person in investigating, preparing, or defending against any litigation or any investigation or proceeding or any such claims and reasonable counsel fees incurred in connection therewith.

(d)                                 For purposes of this Section 3.5, each person, if any, who controls the Feeder Fund or the Master Portfolio within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights to contribution as the Feeder Fund or the Master Portfolio, as the case may be, and each director or trustee, officer, or employee of the Master Trust or the Feeder Trust and each officer thereof who signed a registration statement shall have the same rights to contribution as the Feeder Fund or the Master Portfolio, as the case may be.

IV
ADDITIONAL AGREEMENTS

4.1                                 Each party agrees that it shall hold in strict confidence all confidential data and information obtained from the other parties (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is approved by the disclosing party, required by the SEC, any other regulatory body or the Feeder Fund’s or Master Portfolio’s respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.  Each party agrees that the requirements of this Section shall not prohibit the Master Trust and Feeder Trust from filing this Agreement as an exhibit to its registration statement on Form N-1A, and that such disclosure shall not require additional consent from the other parties.

4.2                                 The Master Trust shall afford the independent public accountants of the Feeder Fund with reasonable access to relevant books and records of the Master Portfolio and will provide relevant financial and other data related to the Master Portfolio as reasonably requested by such accountants as permitted by applicable law, and which is necessary in order to conduct an audit of the Feeder Fund’s financial statements.

4.3                                 No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

4.4                                 In the event that the Master Portfolio is liquidating its assets and winding up its affairs, the Master Portfolio, unless otherwise agreed by the parties, shall, to the extent permissible under and otherwise in accordance with applicable law, effect such liquidation “in kind” for the Feeder Fund to the extent that the Master Portfolio has agreed to effect such liquidation “in kind” for all of its other feeder funds, and in such manner that the securities delivered to the Feeder Fund or its custodian for the account of the Feeder Fund mirror, as closely as practicable, the composition of the Master Portfolio immediately prior to such liquidation.  The Master Portfolio shall whenever reasonably possible and subject to the Adviser’s portfolio management and fiduciary considerations, accommodate Feeder Fund requests that redemptions be made in cash or in kind.

V
TERMINATION, AMENDMENT AND WAIVER

5.1                                 Termination.

(a)                                  This Agreement may be terminated by the Feeder Trust upon five (5) business days notice to the Master Trust.

(b)                                 This Agreement may be terminated at any time by the Feeder Trust by withdrawing all of the Feeder Fund’s Interest in the Master Portfolio.

(c)                                  This Agreement may be terminated on not less than 120 days’ prior written notice by the Master Trust to the Feeder Trust.

(d)                                 This Agreement may be terminated on not less than 30 days’ prior written notice by the Master Trust to the Feeder Trust of the intention of the Master Portfolio to completely liquidate its assets and wind up its affairs.

(e)                                  This Agreement may be terminated by a party at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

(f)                                    The indemnification and contribution obligations set forth in Article III and the confidentiality provisions in Section 4.1 shall survive the termination of this Agreement.

5.2                                 This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

VI
GENERAL PROVISIONS

6.1                                 All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Feeder Fund:

AARP Funds
601 E Street, NW
Washington, DC 20004
Attn: Nancy Smith
Fax: (202) 434-7688

If to the Master Portfolio:

State Street Master Funds
c/o State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206
Attn:  Ryan M. Louvar
Fax: (617) 662-3805

Each party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

6.2                                 Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.3                                 The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4                                 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.5                                 This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

6.6                                 Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns.  Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties.

6.7                                 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

6.8                                 This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

6.9                                 Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

6.10                           Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s length agreements.

6.11                           Each party expressly acknowledges the provision in the Declaration of Trust of the Feeder Trust and the Declaration of Trust of the Master Trust limiting the personal liability of shareholders and the officers and trustees of the Feeder Trust and the Master Trust, respectively.

6.12                           The parties hereto agree and acknowledge that (a) the Feeder Trust has entered into this Agreement solely on behalf of the Feeder Fund and that no other party shall have any obligation hereunder with respect to any liability of the Feeder Fund arising hereunder; (b) the Master Trust has entered into this Agreement solely on behalf of the Master Portfolio and that no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Master Portfolio arising hereunder; and (c) no series or feeder participant of the Master Portfolio shall be liable to any other series or feeder participant of the Master Portfolio.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

AARP FUNDS

By:	/s/ Larry C. Renfro
Name:	Larry C. Renfro
Title:	President

STATE STREET MASTER FUNDS

/s/ James E. Ross
By:	James E. Ross
Its:	President

EXHIBIT A

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

AGREEMENT, made as of this 1st day of April, 2006, between State Street Master Funds (the “Trust”) on behalf of its State Street Money Market Portfolio series (the “Portfolio”), and SSgA Funds Management, Inc. (“SSgA FM”).

WHEREAS, the parties have entered into an Investment Advisory Agreement with respect to the Portfolio (the “Advisory Agreement”); and

WHEREAS, SSgA FM desires to reduce the investment advisory fee charged to the Portfolio described in the Advisory Agreement and/or reimburse certain operating expenses for the Portfolio to keep expenses at specified levels as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and SSgA FM agree as follows:

1.                                       For the period commencing as of the date of this Agreement through November 1, 2007, SSgA FM agrees to waive fees payable to SSgA FM pursuant to the Advisory Agreement and/or reimburse operating expenses for the Portfolio in an amount sufficient to keep the total annual operating expenses (exclusive of interest, taxes and extraordinary expenses) for the Portfolio at 0.10%.

2.                                       SSgA FM understands and intends that the Portfolio, and any series of an investment company that investments substantially all of its investable assets in the Portfolio (“Feeder Fund”), will rely on this agreement in preparing and filing their respective registration statements on Form N-1A (including any amendments or supplements thereto) and in accruing the expenses of the Portfolio and any such Feeder Fund, as applicable, for purposes of calculating net asset value and otherwise, and expressly permits the Portfolio and any Feeder Fund to do so.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

STATE STREET MASTER FUNDS		SSGA FUNDS MANAGEMENT, INC.

By:		By:
	Name: Gary L. French		Name: James E. Ross
	Title: Treasurer		Title: President

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